SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K
                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                              January 6, 1997
                     _________________________________
                     (Date of earliest event reported)

                  REFAC Technology Development Corporation
           ______________________________________________________
           (Exact name of Registrant as specified in its charter)

     Delaware                 0-7704                   13-1681234
     ______________     _____________________      __________________
     (State of          (Commission File No.)      (IRS Employer
     Incorporation)                                Identification No.)

              122 East 42nd Street, New York, New York  10168
        ____________________________________________________________
        (Address of principal executive offices, including zip code)

                               (212) 687-4741
            ____________________________________________________
            (Registrant's telephone number, including area code)

                                    N/A
       _____________________________________________________________
       (Former name or former address, if changed since last report)


          ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

                    On January 6, 1997, pursuant to the Stock
          Repurchase Agreement incorporated by reference herein, the Registrant purchased 832,912 shares of its common stock, par value $0.10 per share (the "Shares"), from Eugene M. Lang and 942,088 Shares from the Eugene M. Lang Foundation (or a total of 1,775,000 Shares) at a price of $8.25 per Share (or an aggregate total purchase price of $14,643,750). The source of funds for such purchase was the cash and proceeds of sales of marketable securities of the Registrant and a margin loan of $500,000 from Paine Webber, Inc. As a result of the foregoing, control of the Registrant is in the board of directors of the Registrant.


                                  SIGNATURE

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                        REFAC Technology
                                        Development Corporation

          Date: January 15, 1997        By: /s/ Robert L. Tuchman
                                        Name:  Robert L. Tuchman
                                        Title: Chief Executive
                                                  Officer